         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                    Three Months Ended    Six Months Ended
                                                         June 30              June 30
                                                    ------------------  --------------------
                                                      1995     1994       1995       1994
                                                      ----     ----       ----       ----
Net sales. . . . . . . . . . . . . . . . . . . . .  $383,180  $337,744  $751,731  $661,021

Costs and expenses:
   Cost of products sold . . . . . . . . . . . . .   299,650   262,300   590,342   513,278
   Selling, general and
     administrative expenses . . . . . . . . . . .    43,232    39,471    88,565    83,965
   Research and development. . . . . . . . . . . .     2,851     3,451     6,108     7,249
   Interest expense. . . . . . . . . . . . . . . .     2,738     1,916     5,767     3,532
   Other (income). . . . . . . . . . . . . . . . .      (265)     (344)     (803)     (543)
   Minority interest in net income . . . . . . . .     1,144       866     2,132     1,468
                                                    --------  --------  --------  --------
  Income before income taxes . . . . . . . . . . .    33,830    30,084    59,620    52,072

     Taxes based on income - cash. . . . . . . . .    12,404    10,866    19,992    18,828
     Taxes based on income - deferred. . . . . . .       296       534     2,408       972
                                                    --------  --------  --------  --------

Net income . . . . . . . . . . . . . . . . . . . .  $ 21,130  $ 18,684  $ 37,220  $ 32,272
                                                    --------  --------  --------  --------
                                                    --------  --------  --------  --------


Earnings per share of common stock . . . . . . . .      $.41     $ .36      $.72      $.62
                                                        ----     -----      ----      ----
                                                        ----     -----      ----      ----


Cash dividends paid. . . . . . . . . . . . . . . .      $.16     $.135      $.32      $.27
                                                        ----     -----      ----      ----
                                                        ----     -----      ----      ----

Average common shares and common
   stock equivalents outstanding . . . . . . . . .    52,018    51,941    51,948    51,916
                                                    --------  --------  --------  --------
                                                    --------  --------  --------  --------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)


                                                          Jun 30         Dec 31
                          ASSETS                           1995           1994
                                                           ----           ----
Cash . . . . . . . . . . . . . . . . . . . . . . . . .   $ 16,137       $ 12,726
Accounts receivable - net. . . . . . . . . . . . . . .    202,210        197,164
Inventories. . . . . . . . . . . . . . . . . . . . . .    165,189        168,153
Prepaid expenses and deferred charges. . . . . . . . .     42,325         40,829
                                                         --------       --------
  Total current assets . . . . . . . . . . . . . . . .    425,861        418,872
                                                         --------       --------

Property and equipment, net. . . . . . . . . . . . . .    482,266        461,316

Excess of cost of investments in
   subsidiaries over net assets acquired . . . . . . .     29,372         29,743
Other assets . . . . . . . . . . . . . . . . . . . . .     13,551         13,408
                                                         --------       --------
  Total. . . . . . . . . . . . . . . . . . . . . . . .     42,923         43,151
                                                         --------       --------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . .   $951,050       $923,339
                                                         --------       --------
                                                         --------       --------

              LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings. . . . . . . . . . . . . . . . .   $  1,671       $  1,671
Current portion of long-term debt. . . . . . . . . . .          5            753
Accounts payable . . . . . . . . . . . . . . . . . . .    151,469        159,272
Accrued salaries and wages . . . . . . . . . . . . . .     25,509         31,956
Accrued income and other taxes . . . . . . . . . . . .     21,819         17,166
                                                         --------       --------
  Total current liabilities. . . . . . . . . . . . . .    200,473        210,818

Long-term debt, less current portion . . . . . . . . .    171,810        171,728
Deferred taxes . . . . . . . . . . . . . . . . . . . .     42,576         40,013
Other liabilities and deferred credits . . . . . . . .     60,345         58,823
                                                         --------       --------
  Total liabilities. . . . . . . . . . . . . . . . . .    475,204        481,382
                                                         --------       --------

Minority interest. . . . . . . . . . . . . . . . . . .     26,993         23,930
STOCKHOLDERS' EQUITY:
    Common stock (56,003,366 and 55,723,731 shares). .      5,600          5,572
    Capital in excess of par value . . . . . . . . . .    104,711        101,290
    Retained income. . . . . . . . . . . . . . . . . .    460,107        439,364
    Cumulative translation adjustment. . . . . . . . .     11,928          5,294
    Common stock held in treasury (4,512,405 shares) .   (133,493)      (133,493)
                                                         --------       --------
  Total stockholders' equity . . . . . . . . . . . . .    448,853        418,027
                                                         --------       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . .   $951,050       $923,339
                                                         --------       --------
                                                         --------       --------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)


                                                               Six Months Ended
                                                                     June 30
                                                              ------------------
                                                                 1995      1994
                                                                 ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income . . . . . . . . . . . . . . . . . . . . . . . . .  $ 37,220  $ 32,272
NON-CASH ITEMS:
    Depreciation and amortization. . . . . . . . . . . . . .    29,822    26,882
    Minority interest. . . . . . . . . . . . . . . . . . . .     2,132     1,468
    Deferred income taxes, non-current portion . . . . . . .     2,443       971
    Loss on sale of property and equipment . . . . . . . . .        20       305
                                                              --------  --------
Cash provided by operations. . . . . . . . . . . . . . . . .    71,637    61,898
                                                              --------  --------
Net change in receivables, inventories,
   prepaid expenses and payables . . . . . . . . . . . . . .   (12,176)   (5,134)
Net change in deferred charges and credits . . . . . . . . .     1,646    (2,713)
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . .       482        53
                                                              --------  --------

Net cash provided by operating activities. . . . . . . . . .    61,589    54,104
                                                              --------  --------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment. . . . . . . . . . . . .   (48,143)  (50,796)
Business acquisitions. . . . . . . . . . . . . . . . . . . .             (33,248)
Proceeds from sale of property and equipment . . . . . . . .     1,752       433
Change in long-term receivables. . . . . . . . . . . . . . .       (17)      106
                                                              --------  --------

Net cash used in investing activities. . . . . . . . . . . .   (46,408)  (83,505)
                                                              --------  --------

CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt . . . . . . . . . . . . . . . . . .      (163)   48,543
Change in short-term debt. . . . . . . . . . . . . . . . . .      (630)      203
Cash dividends paid. . . . . . . . . . . . . . . . . . . . .   (16,477)  (13,827)
Stock incentive programs . . . . . . . . . . . . . . . . . .     3,449        83
                                                              --------  --------

Net cash (used) provided by financing activities . . . . . .   (13,821)   35,002
                                                              --------  --------

Effect of exchange rates on cash . . . . . . . . . . . . . .     2,051     1,248
                                                              --------  --------

Net increase in cash . . . . . . . . . . . . . . . . . . . .  $  3,411  $  6,849
                                                              --------  --------
                                                              --------  --------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS




                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




TAXES BASED ON INCOME

     The Company's 1995 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.